Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated November 5, 2012, with respect to the financial statements of Lee-Var, Inc. dba Palmer of Texas, incorporated by reference in the Form S-3/A Registration Statement Amendment No. 1 dated December 19, 2012.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

December 19, 2012